Exhibit 10.1

DIRECTOR DESIGNATION AGREEMENT

THIS DIRECTOR DESIGNATION AGREEMENT (this “Agreement”) is made and entered into as of April 20, 2026, by and among (a) AEVEX Corp., a Delaware corporation (the “Company”), (b) ATS Pubco Seller Holdings, LLC, a Delaware limited liability company, (c) ATS Investment Holdings, LLC, a Delaware limited liability company, and (d) Madison Dearborn Capital Partners VII-B, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners VII-C, L.P., a Delaware limited partnership, and Madison Dearborn Capital Partners VII Executive-B, L.P., a Delaware limited partnership (collectively, “MDP”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s proposed initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

WHEREAS, as of the date hereof, MDP Beneficially Owns (as defined below) a majority of the equity interests in the Company;

WHEREAS, MDP is contemplating causing the Company to effect an IPO;

WHEREAS, MDP currently has the authority to appoint all Directors (as defined below) of the Company; and

WHEREAS, in consideration of MDP agreeing to undertake the IPO, the Company has agreed to permit MDP to designate Directors to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Designation Rights.

(a) From the Effective Date, MDP shall have the right, but not the obligation, to designate to the Board a number of designees equal to at least: (i) 100% of the Total Number of Directors (as defined below), so long as MDP continuously from the time of the IPO Beneficially Owns shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), representing at least 40% of the Original Amount of MDP (as defined below); (ii) 40% of the Total Number of Directors, in the event that MDP continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 30% but less than 40% of the Original Amount of MDP; (iii) 30% of the Total Number of Directors, in the event that MDP continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 20% but less than 30% of the Original Amount of MDP; (iv) 20% of the Total Number of Directors, in the event that MDP continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 10% but less than 20% of the Original Amount of MDP; and (v) one Director, in the event that MDP continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount of MDP (such persons, the “Nominees”). For purposes of calculating the number of Directors that MDP is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1.25 Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b) In the event that MDP has designated less than the total number of designees MDP shall be entitled to designate pursuant to Section 1(a), MDP shall have the right, at any time, to designate such additional designees to which it is entitled, in which case, the Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable MDP to designate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (ii) appoint such additional individuals designated by MDP to fill such newly created directorships or to fill any other existing vacancies in accordance with Section 1(e).

(c) If the size of the Board is expanded, MDP shall be entitled to designate a number of Nominees to fill the newly created directorships such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that MDP would be entitled to designate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board. The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable MDP to designate and effect the election or appointment of additional designees in accordance with the preceding sentence and (ii) appoint such additional designees in accordance with Section 1(e).

(d) In the event that any Nominee shall cease to serve as a Director for any reason, MDP shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of the number of shares of Common Stock Beneficially Owned by MDP at the time of such vacancy). The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable MDP to designate and effect the election or appointment of successor designees in accordance with the preceding sentence and (ii) appoint such successor designees in accordance with Section 1(e). It is understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(e) In each case where the Company has covenanted that the Directors shall take action to appoint a Nominee as a Director pursuant to any of Sections 1(a) through 1(d):

(i)

The Directors shall appoint such Nominee unless the Board determines, in good faith, that appointing such Nominee would cause the Directors to breach their fiduciary duties to the Company or its stockholders, in which case the Company shall provide MDP with a notice explaining in reasonable detail the basis for the Board’s determination, and MDP shall have the right to designate an alternative Nominee in accordance with Sections 1(a) through 1(d); and

(ii)

The Company hereby covenants that the Directors shall not fill any vacant or newly created directorship for which MDP is entitled to designate a Nominee other than in accordance with Sections 1(a) through 1(d).

Without limiting the remedies available against the Company for breach of its covenants set forth in this Agreement, during any time that the Directors have failed to appoint a Nominee as a Director (including without limitation for the reasons set forth in the foregoing clauses (i) or (ii)), or if the Directors have appointed a person as a Director in lieu of a Nominee that MDP has designated in accordance with this Agreement:

(x)

the Company shall not, without the prior written consent of MDP, consummate (and, to the fullest extent permitted by applicable law shall not enter into) any transaction that would constitute a “Business Combination” under any of clauses (i) through (iii) of Section 4(c) of Article Nine of the Company’s Certificate of Incorporation, except for purposes of applying this sentence the term “Interested Stockholder” shall mean any person or entity, whether or not a record or beneficial owner of stock of the Company, other than MDP; and

(y)

the Company shall, promptly following a written request from MDP, (i) call a special meeting of stockholders for the purpose of appointing a nominee to fill the vacant or newly created directorship that has resulted in MDP’s right to designate a Nominee pursuant to this Agreement; (ii) shall prepare a proxy statement and proxy card in connection with such special meeting, and shall include each Nominee in such proxy statement (together with a supporting statement provided by MDP), including in the notice of meeting transmitted therewith, and proxy card as a nominee for Director; and (iii) reimburse MDP for any expenses it reasonably incurs in connection with preparing its own proxy statement and proxy card and soliciting proxies or votes to appoint one or more Nominees as Directors in connection with such meeting.

(f) In addition to the nomination rights set forth in Section 1(a), from the Effective Date, for so long as MDP continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount of MDP, MDP shall have the right, but not the obligation, to designate a person (a “Non-Voting Observer”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity. Any such Non-Voting Observer shall be permitted to attend all meetings of the Board and each committee thereof. MDP shall have the right to remove and replace its Non-Voting Observer for any reason at any time and from time to time. The Company shall furnish to any Non-Voting Observer (i) notices of Board and Board committee meetings no later than, and using the same form of communication as, notice of such meetings are furnished to Directors and (ii) copies of any materials prepared for meetings of the Board or any committee thereof that are furnished to the Directors no later than the time such materials are furnished to the Directors; provided that failure to deliver notice or materials to such Non-Voting Observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to any such meeting shall not, by itself, impair the validity of any action taken at such meeting. Such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to Directors of the Company or as the Company reasonably requests. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Non-Voting Observer from receiving any materials and/or attending any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(g) The Company shall pay all reasonable out-of-pocket expenses incurred by the Nominees and the Non-Voting Observer in connection with the performance of his or her duties as a Director or his or her service as a Non-Voting Observer, as applicable, and in connection with his or her attendance at any meeting of the Board or a committee thereof.

(h) For purposes of this Agreement:

(i)

“Affiliate” of any person shall mean any other person controlled by, controlling, or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by,” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract, or otherwise).

(ii)

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to vote shares of capital stock of the Company.

(iii)	“Director” means any member of the Board.

(iv)

“Original Amount of MDP” means the aggregate number of shares of Common Stock Beneficially Owned by MDP upon completion of the IPO, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other similar changes in the Company’s capitalization.

(v)	“Total Number of Directors” means the total number of Directors comprising the Board.

(i) No reduction in the number of shares of Common Stock that MDP Beneficially Owns shall shorten the term of any incumbent Director. At the Effective Date, the Board shall be comprised of seven members and the initial Nominees shall be Brian Raduenz, Roger Wells, Matt Norton, Brandon Levitan, Ben Spacapan, Brad Feldmann and Matthew Klein.

(j) So long as MDP has the right to designate Nominees under Sections 1(a) through 1(d) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times Directors and officers indemnity insurance coverage reasonably satisfactory to MDP, and the Company’s Certificate of Incorporation and Bylaws (each as may be further amended, supplemented, or waived in accordance with its terms) shall at all times provide for indemnification, exculpation, and advancement of expenses to the fullest extent permitted under applicable law.

(k) At such time as the Company ceases to be a “controlled company” and is required by applicable law or New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), MDP’s Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(l) At any time that MDP shall have any designation rights under Section 1, the Company shall not take any action and the Company hereby covenants that the Directors shall not take any action, (including in each case effecting any amendment to the Company’s Certificate of Incorporation or Bylaws), that could reasonably be expected to adversely affect MDP’s rights under this Agreement, in each case without the prior written consent of MDP.

2. Company Obligations. The Company agrees to take all necessary corporate action to ensure that, prior to the date that MDP and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount of MDP, (i) each Nominee is included in the Board’s slate of Nominees to the stockholders (the “Board’s Slate”) for each election of Directors, unless the Board determines, in good faith, that the inclusion of a Nominee in the Board’s Slate would not be in the best interest of the Company and its stockholders (other than MDP), in which case, MDP shall have the right to designate an alternate Nominee for inclusion in the Board’s Slate; and (ii) whether or not a Nominee is included in the Board’s Slate, each Nominee shall be included in the proxy statement (together with a supporting statement provided by MDP) and proxy card prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. MDP will promptly provide reporting to the Company after MDP ceases to Beneficially Own at least 5% of the

Original Amount of MDP, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that MDP is entitled to designate to the Board’s Slate for any election of Directors shall be based on the percentage of the Original Amount of MDP immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”)). Unless MDP notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of MDP for the Board to include such Nominees on the Board’s Slate as contemplated by clause (i) of this Section 2; provided that, in the event MDP is no longer entitled to designate the full number of Nominees then serving on the Board, MDP shall provide advance written notice to the Company of which currently serving Nominee(s) shall be excluded from the Board’s Slate and of any other changes to the list of Nominees. If MDP fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), a majority of the independent Directors then serving on the Board shall determine which of the Nominees of MDP then serving on the Board will be included in the Board’s Slate as contemplated by clause (i) of this Section 2. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange, the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and MDP acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.”

3. Committees. From and after the Effective Date hereof until such time as MDP and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount of MDP, the Company hereby covenants that the Board shall not form or designate any committee of the Board unless MDP has consented to such formation or designation. Notwithstanding the preceding sentence, the consent of MDP shall not be required if:

(a) MDP has been provided the opportunity to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (i) the percentage of the Original Amount of MDP then Beneficially Owned by MDP and (ii) the number of positions, including any vacancies, on the applicable committee; or

(b) none of the Directors designated by MDP pursuant to this Agreement are eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

The Company hereby covenants that the Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the percentage of the Original Amount of MDP Beneficially Owned by MDP following such designation. Unless MDP notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent MDP has the requisite percentage of the Original Amount of MDP to designate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by MDP to serve on a committee shall be presumed to be re-designated for such committee. Without limiting the remedies available to MDP, the Company shall not consummate any act or transaction approved or recommended by a committee of the Board formed or designated in a manner inconsistent with this Section 3 without the prior written consent of MDP.

4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and MDP, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. MDP shall not be obligated to designate all (or any) of the Nominees it is entitled to designate pursuant to this Agreement for any election of Directors, but the failure to do so shall not constitute a waiver of its rights hereunder for any purpose; provided, however, that, subject to Section 2, in the event MDP fails to designate all (or any) of the Nominees it is entitled to designate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), the Compensation and Nominating Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred, and MDP shall be deemed to have waived its rights hereunder solely with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of MDP. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6. Assignment. Upon written notice to the Company, MDP may assign to any Affiliate of MDP (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to have the rights and obligations of “MDP” for all purposes hereunder.

7. Indemnification.

(a) The Company shall defend, indemnify and hold harmless MDP, its Affiliates, partners, employees, agents, Directors, managers, officers, and controlling persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ and experts’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of or in any way relating to (i) MDP’s or its Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors, or Affiliates or (y) to the extent such Actions are directly caused by such person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior to, on or after the date of this Agreement by any Indemnified Party to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith, or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action (at the Company’s sole cost and expense) with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local or specialist counsel) and to participate in the defense or investigation of such Action, and the Company shall bear the expense of such separate counsel (and local counsel, if applicable). The Company further agrees that with respect to any Indemnified Party who is employed, retained, or otherwise associated with, or appointed or nominated by, MDP or any of its Affiliates and who acts or serves as a Director, officer, manager, fiduciary, employee, consultant, advisor, or agent of, for, or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements, or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement), or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against MDP for contribution or have rights of subrogation against MDP through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that MDP pay or advance an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse MDP for such payment or advance upon request, subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and MDP that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity and advancement shall be in addition to any rights that any Indemnified Party may have at common law, pursuant to the Company’s Certificate of Incorporation or Bylaws, pursuant to any other contract with the Company or otherwise, and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 7, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b) The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses, and/or insurance provided by investment funds managed by MDP and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement, reimbursement provision, or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries, or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses, or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries, or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 7(b).

8. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws of any jurisdiction that would result in the application of any other laws.

10. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the construction, interpretation, validity, performance or enforceability of this Agreement shall be brought against any of the parties only in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16. Specific Performance. Each of the parties hereto agree that, notwithstanding any other provision of this Agreement, irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17. Notices. All notices, requests, and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

AEVEX Corp.

440 Stevens Ave #150 Solana Beach, California, 92075

Attention: Christi Morrison, Chief Legal Officer

Email: [***]

If to any member of MDP or any Nominee:

c/o Madison Dearborn Partners, LLC

70 W. Madison St., Suite 4600

Chicago, Illinois 60602

Attention:    Matthew W. Norton

Brandon Levitan

Legal Department

Email:    [***]

[***]

[***]

In each case, with a copy to (which shall not constitute notice):

c/o Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention:    Robert M. Hayward, P.C.

Michael P. Keeley, P.C.

Kevin Frank

Email:    [***]

[***]

[***]

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose of notice to the other parties and the Company. Each such notice, request, or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

18. Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive, or take any other action with respect to this Agreement on behalf of the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

AEVEX, CORP.

By:	/s/ Roger Wells
Name:	Roger Wells
Title:	Chief Executive Officer

MADISON DEARBORN CAPITAL PARTNERS VII-B, L.P.

By:	Madison Dearborn Partners VII-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Matthew W. Norton
Name:	Matthew W. Norton
Its:	Managing Director

MDCP VII-C ATS SPLITTER, L.P.

By:	Madison Dearborn Partners VII-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Matthew W. Norton
Name:	Matthew W. Norton
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS VII EXECUTIVE-B, L.P.

By:	Madison Dearborn Partners VII-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Matthew W. Norton
Name:	Matthew W. Norton
Its:	Managing Director

[Signature Page to Director Designation Agreement]

ATS PUBCO SELLER HOLDINGS, LLC

By:	/s/ Roger Wells
Name:	Roger Wells
Its:	Chief Executive Officer

ATS INVESTMENT HOLDINGS, LLC

By:	/s/ Brandon Levitan
Name:	Brandon Levitan
Its:	Authorized Signatory

[Signature Page to Director Designation Agreement]